UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2022

2seventy bio, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware		001-40791	86-3658454
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street,			02142
Cambridge,	MA
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (339) 499-9300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TSVT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Other Events
On April 27, 2022, 2seventy bio, Inc. (“2seventy”) entered into the First Amendment, effective as of April 25, 2022, to the License Agreement, dated August 31, 2015, between the National Institutes of Health (“NIH”) and 2seventy bio, Inc. (the “Amendment”) to amend the royalty rates payable by 2seventy to NIH on sales of licensed products by a sublicensee of 2seventy and other payments received by 2seventy from a sublicensee. The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, which 2seventy intends to file, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2022	2seventy bio, Inc.

	By:	/s/ Nick Leschly
Nick Leschly
Chief Executive Officer